UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):               July 25, 2013

PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(202) 872-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On July 25, 2013, the Board of Directors (the Board) of Pepco Holdings, Inc. (PHI or the Company) approved the amendment and restatement of the Pepco Holdings, Inc. Change in Control Plan for Certain Executive Employees (as amended and restated, the Amended Plan).  The Amended Plan is intended to provide severance benefits to certain executives of PHI and its subsidiaries who have been approved for participation by the Compensation/Human Resources Committee of the Board (the Committee).  Approval of the Amended Plan by the Board had been recommended by the Committee upon advice from the Committee’s independent compensation consultant.

To further align executive compensation with the interests of PHI’s stockholders and to reinforce good corporate governance practices, the Amended Plan will amend the change-in-control severance payment provisions under the Company’s existing plan (the Current Plan) by:

•	eliminating all excise tax gross-up payments related to severance upon a change in control;
•	eliminating the ability to receive additional service credits under PHI’s pension and other post-retirement plans;
•	significantly reducing the number of current PHI executives who are eligible to receive a change-in-control severance payment to 18; and
•	reducing the medical, dental and group life insurance and disability benefit to one year (instead of a period ranging from 18 to 36 months).

PHI believes that these changes to the change-in-control severance provisions will more closely align the Amended Plan’s provisions to current market practices.

A change-in-control severance benefit under the Amended Plan will be payable only if a covered termination (by the Company without “cause” or by the executive for “good reason”, each as defined under the Amended Plan) occurs within two years after a change in control, an increase from the one-year period provided under the Current Plan.

In addition, to ensure that PHI’s executives are able to remain focused on their responsibilities to PHI and will not be distracted by the uncertainty of continued employment, the Amended Plan will provide a benefit to a covered PHI executive following a termination of his or her employment by PHI without cause, regardless of whether there has been a change-in-control.  In the event of such a termination of employment, such covered executive will receive a severance benefit equal to one year of base salary and target bonus, a cash payment of $10,000 (intended to cover outplacement and job search services), and six months of Company-paid COBRA benefits.  As with the change-in-control benefit described above, no excise tax gross-up payment will be made with respect to any severance paid under the Amended Plan. PHI executives at the director level and above (currently 51 persons), other than PHI’s chairman, president and chief executive officer, will be eligible to receive this severance benefit.

Each of the persons who were named executive officers in PHI’s 2013 proxy statement, with the exception of PHI’s chairman, president and chief executive officer, will continue to participate in the Amended Plan.

The Amended Plan will be effective as of August 1, 2013 for new participants as determined by the Committee, and as of January 1, 2014 for executives participating in the Current Plan.

The foregoing brief description of the terms and conditions of the Amended Plan is qualified in its entirety by reference to the terms and conditions of the Amended Plan, a copy of which is attached as Exhibit 10 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits

The following exhibits are filed herewith:

		Exhibit No.	Description of Exhibit

		10	Amended and Restated Change in Control / Severance Plan for Certain Executive Employees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	July 31, 2013	/s/ JOSEPH M. RIGBY
Name: Joseph M. Rigby Title: Chairman of the Board, President and Chief Executive Officer

INDEX TO EXHIBITS FILED HEREWITH

Exhibit No.	Description of Exhibit
10	Pepco Holdings, Inc. Amended and Restated Change in Control / Severance Plan for Certain Executive Employees